                                                                  Exhibit (b)(4)

                                                     Project CAN / Exhibit 13E13
================================================================================

                                                          EXTREMELY CONFIDENTIAL

                                                                     PROJECT CAN

                                       TIN PURCHASE OF CAN MINORITY PUBLIC STAKE

                                                         DILLON, READ & CO. INC.

                                                                    MAY 22, 1997

                                                                     Project CAN
================================================================================

The accompanying material was compiled on a confidential basis for use by the Board of Directors of TIN (the "Company") in evaluating the proposal described therein and not with a view to public disclosures or filing thereof under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Federal Securities Laws"). This material was prepared for the Company for the specific use by specific persons and was not prepared to conform with any disclosure standards under the Federal Securities Laws. Neither the Company nor Dillon, Read & Co. Inc. ("Dillon Read") nor any of their representative officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the material set forth herein. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past or the future.

It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company without any independent verification thereof by Dillon Read. Accordingly, no representation or warranty can be or is made by Dillon Read as to the accuracy or achievability of any such valuations, estimates and/or projections.

                                  DILLON READ

                                                                     Project CAN
================================================================================
TABLE OF CONTENTS

         Overview of Current Situation  . . . . . . . . . . . . . . . . . . . .A


         Preliminary Valuation Discussion . . . . . . . . . . . . . . . . . . .B

         Discussion of Minority Buy-In Transactions . . . . . . . . . . . . . .C

         Pro Forma Impact of Buy-In . . . . . . . . . . . . . . . . . . . . . .D

         Timing and Process . . . . . . . . . . . . . . . . . . . . . . . . . .E

         Exhibits

                 Detailed Comparable Steel Company Analysis . . . . . . . . . .1

                 Shareholder Profile Summary  . . . . . . . . . . . . . . . . .2


                                  DILLON READ

                                                                     Project CAN
================================================================================

                  TIN PURCHASE OF CAN MINORITY PUBLIC STAKE

                          OVERVIEW OF CURRENT SITUATION  . . . . . . . . . . . A

                                  DILLON READ

                                                             Project CAN / A - 1
================================================================================
OVERVIEW OF CURRENT SITUATION

                 o TIN HAS INFORMED DILLON READ THAT IT IS CONSIDERING THE REPURCHASE OF THE 15% OF CAN THAT IT DOES NOT CURRENTLY OWN

                 o        DILLON READ UNDERSTANDS THIS COURSE OF ACTION

                          - Eliminates management distractions related to governance, IR, etc.

                          -       Simplifies cash flow and accounting

                          -       If financed properly, can be modestly
                                  accretive to TIN

                          - Little benefit to valuation for either Company under current structure

                 o DILLON READ IS WILLING TO ASSIST TIN IN EVALUATING AND EXECUTING A BUY-IN INCLUDING:

                          -       Presentation to Board on valuation of CAN

                          -       Review process of buy-in with Board

                          -       Negotiate on behalf of TIN Board

                          -       Assist TIN in formulating communication

                          - Assist in drafting of disclosure documents including proxy statement

                          -       Render opinion to TIN Board


                                  DILLON READ

                                                             Project CAN / A - 2
================================================================================
OVERVIEW OF PROCESS

         o DILLON READ EXPECTS THE CONTEMPLATED TRANSACTION WILL BE STRAIGHTFORWARD AND LIKELY COMPLETED IN APPROXIMATELY FOUR MONTHS FROM ANNOUNCEMENT OF OFFER:

                             Day of May 22    Presentation to TIN
                                              Board of Directors Offer made
                                              to CAN's Board Public
                                              announcement made

                           Week of July 14    Agreement reached

                           Week of July 21    File proxy statement with SEC

                         Week of August 18    Mail proxy materials to
                                              shareholders

                      Week of September 15    Hold special shareholders meeting
                                              Close merger



                                  DILLON READ

                                                             Project CAN / A - 3
================================================================================
OVERVIEW OF STRATEGIC RATIONALE

         o TIN HAS DELIVERED SUBSTANTIAL SHARE APPRECIATION TO INVESTORS WHILE CAN HAS TRAILED TIN OVER THE LAST FIVE YEARS. DESPITE A RECENT PULLBACK IN THE STOCK RELATED TO THE ANNOUNCEMENT OF CAN EAST, TIN HAS STILL DELIVERED SUPERIOR RETURNS TO INVESTORS.



                                    [CHART]



                                  DILLON READ

                                                             Project CAN / A - 4
================================================================================
REASONS FOR BUY-IN

         o       CURRENT CONFIGURATION (85% OWNERSHIP) DOES NOT APPEAR TO
                 ENHANCE:

                 -        Valuation

                 -        Credit standing

                 -        Capital raising capabilities

         o       BUY-IN STREAMLINES TIN CREDIT PROFILE:

                 -        Ability to consolidate debt at holding company level

                 - Capture of 100% of cash flow from CAN that is substantially greater than amount TIN receives in dividends

                 -        Cash flows of TIN could be available to CAN

         o ELIMINATES MINORITY INTEREST ACCOUNTING FROM CONSOLIDATED FINANCIAL STATEMENTS



                                  DILLON READ

                                                             Project CAN / A - 5
================================================================================
TRANSACTION IMPLICATIONS - INVESTOR PERSPECTIVE

              o       ELIMINATION OF PURE "STEEL" PLAY OPPORTUNITY

                      - Current illiquidity makes CAN a difficult investment for institutions

                      - Many current investors own the stock based upon financial or technical play and not as a "Steel" company

                      -   Potential loss of steel analyst coverage

              o       BUY-IN INCREASES STEEL PROFILE OF TIN

              o       CAPITAL EXPENDED TO FUND BUY-IN



                                  DILLON READ

                                                             Project CAN / A - 6
================================================================================
TRANSACTION IMPLICATIONS - FINANCIAL

         o       TIN MAY INCUR ADDITIONAL GOODWILL FROM THE TRANSACTION

                 - Purchase price may exceed minority share book value in CAN

         o DEPENDING ON SOURCE AND COST OF FUNDS USED, TRANSACTIONS CAN BE MODESTLY ACCRETIVE TO TIN EARNINGS PER SHARE

         o GIVEN PRIOR CONSIDERATIONS, TRANSACTIONS WILL LIKELY HAVE LITTLE OTHER IMPACT ON FINANCIAL STATEMENTS



                                  DILLON READ

                                                                     Project CAN
================================================================================

                                       TIN PURCHASE OF CAN MINORITY PUBLIC STAKE

                           OVERVIEW OF CURRENT SITUATION . . . . . . . . . . . A

                           PRELIMINARY VALUATION DISCUSSION  . . . . . . . . . B



                                  DILLON READ

                                                             Project CAN / B - 1
================================================================================
CURRENT STOCK PRICE

         o       CURRENTLY, CAN IS VALUED ON AN EQUITY BASIS AS FOLLOWS:

                     ------------------------------------------------
                     (in millions, except per share data)

                     Stock Price  (5/8/97)                     $12.00
                     Shares Outstanding                          28.4

                     Total Equity Market Capitalization        $340.6
                     ------------------------------------------------

         o SINCE ITS IPO ON JULY 7, 1988, CAN HAS TRADED IN A RANGE OF $16.75 TO $6.00 PER SHARE



                                    [GRAPH]


                                 DILLON READ

                                                             Project CAN / B - 2
================================================================================
COMPARABLE STEEL COMPANY OVERVIEW

         o IN EVALUATING THE PROSPECTS OF STEEL COMPANIES, INVESTORS TEND TO VALUE COMPANIES BASED UPON:

                 -        Company prospects for growth

                 - Price (and business) cycle of steel products in respective markets

                 -        Cost structure

                 -        Individual characteristics of each company

         o       OTHER FACTORS ALSO IMPACT A STOCK'S VALUE:

                 -        Wall Street sponsorship (research coverage)

                 -        Public float and average trading volume

                 -        Aggregate equity market capitalization



         (dollars in millions)
                                            # of Equity           Public Float as a          LTM Avg. Daily        Equity Market
                                         Research Analysts        % of Total Float          Trading Volume 1       Capitalization
                                         -----------------        -----------------         ----------------       --------------
         Tier I
              Commercial Metals                 13                      85%                      18,123                 $430
              Steel of West Virginia             4                      91                       10,633                   52
              Kentucky Electric                  4                      92                        6,130                   20
              NS Group                           9                      66                       16,236                   78

         Tier II
              Birmingham Steel                  17                      95                       89,566                 $441
              Oregon Steel                      15                      91                       97,059                  437
              NW Steel & Wire                    5                      51                       30,791                   71

              CAN                                9                      15%                       9,600                 $341
              Rank                             5/8                     8/8                          7/8                  4/8




             Note 1: Average daily trading volumes have been reduced by 50% to eliminate double counting where appropriate.

                                 DILLON READ

                                                             Project CAN / B - 3
================================================================================

         COMPARABLE STEEL COMPANY ANALYSIS -- STOCK PRICE PERFORMANCE

         o can HAS A HISTORY OF LAGGING PERFORMANCE COMPARED TO ITS PEERS

                                   [CHART ]

                                 DILLON READ

                                                             Project CAN / B - 4
================================================================================
         COMPARABLE STEEL COMPANY ANALYSIS -- FORWARD P/E MULTIPLES

         o       ON A FORWARD EARNINGS BASIS, CAN CONSISTENTLY TRADES AT A
                 DISCOUNT

                                   [GRAPH]


        Note 1: Steel Index is comprised of Birmingham Steel, Oregon Steel, Commercial Metals, Steel of West Virginia.
        Note 2: P/E is defined as price at end of each month divided by EPS 1 yr. forward.

                                 DILLON READ

                                                             Project CAN / B - 5
================================================================================

         COMPARABLE STEEL COMPANY ANALYSIS

         o BASED ON FUTURE EARNINGS ESTIMATES, CAN IS REASONABLY VALUED COMPARED TO ITS PEERS


         IMPLIED EQUITY VALUE
         (dollars in millions)

             ACTUAL          IMPLIED EQUITY VALUE          IMPLIED EQUITY
             EQUITY                 TIER 1                       TIER 2
             VALUE               CY98 MULTIPLE              CY98 MULTIPLE
             ------          --------------------          --------------

              $341                   $323                        $370





                                 DILLON READ

                                                                     Project CAN
================================================================================

TIN PURCHASE OF CAN MINORITY PUBLIC STAKE



OVERVIEW OF CURRENT SITUATION . . . . . . . . . . . . . . . . . . . . . . . .  A

PRELIMINARY VALUATION DISCUSSION  . . . . . . . . . . . . . . . . . . . . . .  B

DISCUSSION OF MINORITY BUY-IN TRANSACTIONS  . . . . . . . . . . . . . . . . .  C


                                  DILLON READ

                                                             Project CAN / C - 1
================================================================================

MINORITY BUY-IN OVERVIEW



o     MINORITY SHAREHOLDERS ARE NOT ENTITLED TO A CONTROL PREMIUM.

o     UNDER DELAWARE LAW, TIN COULD EFFECT A NON-PREMIUM MERGER WITH CAN.

         - Appraisal rights would be available to dissenting CAN shareholders.

o HOWEVER, PREMIUMS TO ACQUIRE REMAINING INTERESTS HAVE AVERAGED 22%, ONE DAY PRIOR TO ANNOUNCEMENT, AND 32% FOUR WEEKS PRIOR TO ANNOUNCEMENT.



                                  DILLON READ

                                                             Project CAN / C - 2
================================================================================
AVERAGE PREMIUMS PAID FOR MINORITY BUY-IN TRANSACTIONS

       =========================================================================
       AVERAGE PREMIUMS PAID OVER TARGET STOCK PRICE BEFORE DATE OF ANNOUNCEMENT


                         Acquisition of Remaining Interest(1)
          ----------------------------------------------------------------------
                       Average Premium
          ---------------------------------------------
                  One Day              Four Weeks
          Prior to Announcement   Prior to Announcement   Number of Transactions
          ---------------------------------------------   ----------------------
1992            23.6%                    21.7%                     4
1993            24.6                     35.1                      3
1994            20.6                     22.8                      7
1995            28.2                     34.1                      7
1996            14.1                     47.7                      5
1997(2)         NA                       NA                        0
'92 - 96        22.2%                    32.3%
--------------------------------------------------------------------------------


Note 1: Transaction values at $10MM or greater.
Note 2: Year to date.

                                  DILLON READ

                                                                     Project CAN
================================================================================
TIN PURCHASE OF CAN MINORITY PUBLIC STAKE


        OVERVIEW OF CURRENT SITUATION . . . . . . . . . . . . . . . . . . . .  A

        PRELIMINARY VALUATION DISCUSSION  . . . . . . . . . . . . . . . . . .  B

        DISCUSSION OF MINORITY BUY-IN TRANSACTIONS  . . . . . . . . . . . . .  C

        PRO FORMA IMPACT OF BUY-IN  . . . . . . . . . . . . . . . . . . . . .  D


                                  DILLON READ

                                                             Project CAN / D - 1
================================================================================
PRO FORMA IMPACT OF BUY-IN - BALANCE SHEET

        ========================================================================
        Balance Sheet Data
        (dollars in millions)


                                          TIN                         Pro Forma
                                        2/28/97      Acq. Adjust.      2/28/97
                                        -------      ------------     ---------
Cash                                    $  4.0        $  0.0            $  4.0
Current                                  321.7                           321.7
PPE, net                                 397.1                           397.1
Other assets                             101.5                           101.5
Acquisition-related goodwill              --            17.6              17.6
                                        ------                          ------
      Total Assets                      $824.3          17.6            $841.9


Current liabilities                     $ 86.5                          $ 86.5
Other liabilities                         79.2                            79.2
Total debt                               198.2          --               198.2
Debt acquisitions-related                 --            52.8              52.8
                                        ------                          ------
Total debt                               198.2          52.8             251.0

Minority interest                         35.3         (35.3)              0.0
Common stock                             425.2          --               425.2
                                        ------                          ------
      Total Liabilities & Equity        $824.3                          $841.9
--------------------------------------------------------------------------------

Note 1: Assumes a transaction price based upon closing stock price of $12.00.
Source: Company available documents.

                                  DILLON READ

                                                             Project CAN / D - 2
================================================================================
PRO FORMA IMPACT OF BUY-IN - INCOME STATEMENT

        ========================================================================
        Income Statement Data
        (dollars in millions)

                                                                                   TIN
                                          TIN                                   Pro Forma
                                       LTM 2/28/97        Acq. Adjust.         LTM 2/28/97
                                       -----------        ------------         -----------
EBIT                                   $140.0                                     $140.0
Interest expense                         19.1                                       19.1
                                       ------                                     ------
EBT                                     120.9                                      120.9
Tax expense                              41.0                                       41.0
Minority interest                        (6.6)                                      (6.6)
                                       ------                                     ------
Pre-acquisition net income               73.3                                       73.3

Acquisition-related adjustments
Less: Goodwill                            --               $0.5                      0.5
Plus: Minority interest                   --                6.6                      6.6
Less: Interest expense                    --                3.4                      3.4
                                       ------                                     ------
       Pro-forma net income               --                                      $ 75.9

EPS
Pre-Acquisition EPS                   $  3.29                                    $  3.27

Pro Forma EPS                             --                                         3.41


Shares Outstanding
Fully-diluted shares outstanding         22.3                                       22.3
Acquisition-related shares issued         --                                         --
                                       ------                                     ------
       Pro forma shares outstanding      22.3                                       22.3

--------------------
Note 1: Assumes a transaction price based upon closing stock price of $12.00 as if it had occurred at the beginning of the period.


                                  DILLON READ

                                                                     Project CAN
================================================================================
TIN PURCHASE OF CAN MINORITY PUBLIC STAKE


        OVERVIEW OF CURRENT SITUATION . . . . . . . . . . . . . . . . . . . .  A

        PRELIMINARY VALUATION DISCUSSION  . . . . . . . . . . . . . . . . . .  B

        DISCUSSION OF MINORITY BUY-IN TRANSACTIONS  . . . . . . . . . . . . .  C

        PRO FORMA IMPACT OF BUY-IN  . . . . . . . . . . . . . . . . . . . . .  D

        TIMING AND PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . .  E





                                  DILLON READ

                                                             Project CAN / E - I
================================================================================
ILLUSTRATIVE MINORITY BUY-IN PROCESS



  TIN'S BOARD ACTION

      o TIN BOARD VOTES TO BUY-OUT MINORITY SHAREHOLDERS

         - After consulting with outside advisors

      o TIN SENDS A LETTER TO BOARD OF CAN STATING:

         - TIN intention

         - Price offered

         - Form of consideration (cash; stock; combination; other)

         - Requesting CAN Board establish special committee

      o PUBLIC ANNOUNCEMENT OF OFFER BY CAN AND TIN



                                  DILLON READ

                                                             Project CAN / E - 2
================================================================================
ILLUSTRATIVE MINORITY BUY-IN PROCESS

  CAN BOARD ACTION

      o FULL BOARD ESTABLISHES SPECIAL COMMITTEE OF DISINTERESTED DIRECTORS

         - Should not be employees of TIN or CAN

         - Should not be directors of TIN

         - Should not have long-standing commercial relationship with TIN (consultant; lawyer; advisor; supplier)

      o PUBLIC ANNOUNCEMENT OF ESTABLISHMENT OF SPECIAL COMMITTEE (SIMULTANEOUS WITH ANNOUNCEMENT OF OFFER)

      o CAN BOARD WILL LIKELY ACT IN ACCORDANCE WITH SPECIAL COMMITTEE




                                  DILLON READ

                                                             Project CAN / E - 3
================================================================================
ILLUSTRATIVE MINORITY BUY-IN PROCESS

   SPECIAL COMMITTEE'S ACTION

      o HAS FIDUCIARY OBLIGATION TO PROTECT THE INTERESTS OF MINORITY
        SHAREHOLDERS

         - Must review and analyze TIN's offer as to adequacy and fairness

         - Must exercise due consideration and care

         - Must recommend to full CAN Board accepting or rejecting TIN's offer

      o HAS PRACTICAL OBLIGATION TO ATTEMPT TO NEGOTIATE BEST PRICE

         - Enters into negotiations with TIN and its advisors

         - CAN should have no obligation to sell

      o HIRES ADVISORS TO HELP MEET BOTH OBLIGATIONS

         - Legal

         - Financial



                                  DILLON READ

                                                             Project CAN / E - 4
================================================================================
ILLUSTRATIVE MINORITY BUY-IN PROCESS


  NEGOTIATE PRICE

     o SPECIAL COMMITTEE AND ITS ADVISORS WILL ANALYZE PRICE WITH REGARD TO:

        - CAN DCF valuation

        - Public market for similar businesses/assets

        - Comparable company analysis

        - And anything else that can justify a higher price

     o MINORITY SHAREHOLDERS ARE NOT ENTITLED TO A VOTING CONTROL PREMIUM

     o TIN AND ITS ADVISORS WILL DO SIMILAR ANALYSIS

     o THE TWO SIDES WILL NEGOTIATE OVER PRICE AND TERMS

     o BEGIN DRAFTING OF PROXY AND SCHEDULE 13E-3

         - Include 13e-3 "going private" disclosure

         - Will file after negotiated price is accepted




                                  DILLON READ

                                                             Project CAN / E - 5
================================================================================
ILLUSTRATIVE MINORITY BUY-IN PROCESS

   NEGOTIATIONS COMPLETE

      o OPINIONS RENDERED

         - From Special Committee's advisors to Special Committee

         - From TIN'S advisors to TIN'S Board

      o SPECIAL COMMITTEE MAKES RECOMMENDATIONS TO CAN BOARD

      o CAN BOARD MAKES DECISION IN RESPECT TO OFFER

      o JOINT ANNOUNCEMENT




                                  DILLON READ

                                                             Project CAN / E - 6
================================================================================
ILLUSTRATIVE MINORITY BUY-IN PROCESS


    EFFECT REPURCHASE

      o PROCESS

         - CAN files proxy statement; respond to SEC comments

         - CAN mails proxy materials to shareholders

         - CAN holds shareholder meeting




                                  DILLON READ

                                                             Project CAN / E - 7
================================================================================
ILLUSTRATIVE SUMMARY TIMETABLE OF PROCESS


----------      ----------     ----------        -----------      --------------
 May 1997       June 1997      July 1997         August 1997      September 1997
[Calendar]      [Calendar]     [Calendar]         [Calendar]         [Calendar]
----------      ----------     ----------        -----------      --------------

                               TIN                        TIN
                               CAN                        CAN
                               DILLON READ                 DR
                               Outside Advisors            OA
                               Company Counsel             CC
                               Accountants               ACCT

Date                                              Task                                            Responsibility
------------------------------    --------------------------------------------------------        --------------
Day of May 22                     o TIN hires DILLON READ to review process                        TIN
                                  o TIN Board reviews buy-out of CAN minority shareholders         TIN, DR
                                  o DILLON READ advises TIN Board on recommendations for
                                    execution of transaction                                       TIN, DR
                                  o TIN Board decides to proceed with offer                        TIN
                                  o TIN Board makes offer to CAN                                   TIN
                                  o TIN files revised 13-D                                         TIN, CC
                                  o TIN and CAN notify NYSE                                        TIN, CAN
                                  o Public announcement of offer by CAN and TIN                    TIN, CAN
                                  o CAN forms special committee                                    CAN, CC
Weeks of May 26 and June 2        o CAN hires financial and legal advisors                         TIN, CAN
Weeks of June 9 through July 7    o CAN enters into negotiations with TIN
                                    through respective advisors                                    TIN, CAN, DR, CC, OA
                                  o Advisors for TIN and CAN perform supporting analysis           TIN, CAN, DR, OA
Week of July 14                   o CAN accepts negotiated offer                                   CAN, OA, CC
                                  o Advisors render fairness opinions                              DR, OA
                                  o TIN and CAN sign Merger Agreement;
                                    Joint public announcement                                      All Parties
Week of July 21                   o File proxy statement circular with SEC                         All Parties
                                  o TIN and CAN make fourth quarter and fiscal
                                    year-end announcements                                         TIN, CAN, CC, ACCT
Week of August 18                 o Respond to SEC comments and mail proxy statement               All Parties
Week of September 16              o Special shareholder meeting and vote                           CAN
                                  o Close Merger                                                   All Parties


                                  DILLON READ

                                                                     Project CAN
================================================================================
                                       TIN PURCHASE OF CAN MINORITY PUBLIC STAKE

EXHIBITS
--------


         DETAILED STEEL COMPARABLE COMPANY ANALYSIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1



                                  DILLON READ

                                                     Project CAN / Exhibit 1 - 1
================================================================================
COMPARABLE STEEL COMPANY ANALYSIS

Tier I                    Product                                                        Location
------------------------  -----------------------------------------------------          -----------------------------------------
Commercial Metals         Manufactures reinforcing and structural steel, steel           Steel mini-mills located in Seguin,
                          warehousing, joist manufacturing, fence post                   Texas; Birmingham, Alabama; Cayce,
                          manufacturing, and railcar repair and rebuilding.              South Carolina; and Magnolia,
                          Company also processes recycled steel.                         Arkansas.

Steel of West Virginia    Custom designs and manufactures finished steel products        Steel mini-mill and steel
                          (billets). Billets are reheated to form engineered shapes      fabrication facility in West
                          known as specialty steel sections.                             Virginia as well as steel
                                                                                         fabrication facility in
                                                                                         Tennessee.

Kentucky Electric         A manufacturer of SBQ Flats for the leaf-spring                Operations are located near
                          suspension, cold drawn bar conversion and truck                Ashland, Kentucky.
                          trailer support beams.

NS Group                  Produces a diverse group of specialty steel products which     Manufactures seamless OCTG, line
                          include seamless and welded tubular goods primarily used       pipe products and SBQ products
                          in oil and natural gas drilling and production operations.     at facilities located in Koppel and
                          Also produces special bar quality products, primarily used     Ambridge, Pennsylvania and Baytow,
                          in the manufacture of heavy industrial equipment; and hot      Texas.
                          rolled coils, which are sold to service centers and other
                          manufacturers for further processing.

Tier II
------------------------
Birmingham Steel          Produces steel reinforcing bar and merchant products.          Mini-mills are located in Alabama,
                          Also specializes in manufacturing steel rod and wire from      Illinois, Mississippi, and
                          semi-finished billets.                                         Washington.  Operates its steel
                                                                                         distribution facilities in Florida
                                                                                         and Texas.
Oregon Steel              Manufactures and markets specialty and commodity steel         Operates two steel mini-mills and
                          products.                                                      four finishing facilities in the
                                                                                         western U.S. and Canada.

Northwestern Steel and    Produces structural steel products such as wide flange         Operations are located in Sterling
Wire Co.                  beams, light structural shapes and merchants bars.  Also       and Rock Falls, Illinois; Houston,
                          produces rod and wire products including nails, concrete       Texas; and Hickman, Kentucky.
                          reinforcing mesh, and residential and agricultural
                          fencing.


                                  DILLON READ

                                                     Project CAN / Exhibit 1 - 2
================================================================================
COMPARABLE STEEL COMPANY ANALYSIS

================================================================================
  Operating Data

                                 LTM          LTM Gross        LTM EBIT         LTM EBITDA       LTM Net Income      Average Return
                               Revenues        Margin           Margin            Margin             Margin            on Equity
                               --------      ----------        --------         ----------      -----------------    --------------
   Tier I
      Commercial Metals        $2,248.8          10.7%           3.8%               5.7%             2.0%                 12.9%
      Steel of West Virginia       95.3          10.5            5.8               13.0              2.5                   4.9
      Kentucky Electric           102.3          12.8            6.3                7.4              3.6                  10.4
      NS Group                    425.3          10.6            5.3                9.7               NM                    NM
---------------------------------------------------------------------------------------------------------------------------------
          Average                                11.2%           5.3%               9.0%             2.7%                  9.4%
---------------------------------------------------------------------------------------------------------------------------------
   Tier II

      Birmingham Steel         $  871.4           7.9%           4.0%               8.6%             1.6%                  3.1%
      Oregon Steel                772.8          13.2            7.4               11.1              3.2                   6.9
      Northwestern Steel
       & Wire                     639.1           4.9            3.0                7.3              1.5                   9.5
---------------------------------------------------------------------------------------------------------------------------------
          Average                                 8.7%           4.8%               9.0%             2.1%                  6.5%
---------------------------------------------------------------------------------------------------------------------------------
      CAN                      $  596.5          15.9%          11.2%              16.9%             6.6%                 12.5%
---------------------------------------------------------------------------------------------------------------------------------


Source: Publicly available documents.


                                  DILLON READ

                                                    Project CAN / Exhibit 1 - 3
================================================================================
COMPARABLE STEEL COMPANY ANALYSIS


================================================================================
   Trading Statistics

                                  Multiples of Enterprise Value           Multiples of Stock Price
                                -------------------------------   -------------------------------------------
                                  LTM      LTM         LTM          LTM      CY 1997   CY 1998      % EPS
                                 Sales    EBITDA       EBIT        E.P.S.     E.P.S.    E.P.S.  CY1997/CY1998
                                ------    ------     ---------    -------------------------------------------

   Tier I
      Commercial Metals            0.3x    4.8x      7.1x           9.8X     10.7x     9.1x         17.5%
      Steel of West Virginia       0.7     5.3      12.0           21.4      15.4     12.3          25.0
      Kentucky Electric            0.5     6.6       7.8            5.7        NM      5.9          15.0%
      NS Group                     0.5     5.2       9.7             NM        NM       NA            NM
-------------------------------------------------------------------------------------------------------------
      Average Tier I(1)            0.4x    5.5x      8.2x           9.8x     10.7x     9.1x         16.3%
-------------------------------------------------------------------------------------------------------------

   Tier II
      Birmingham Steel             1.0x   12.2x     26.3x          30.3x     13.8x     9.4x         46.3%
      Oregon Steel                 1.1     9.4      14.2           16.1      15.4     11.3          36.0
      Northwestern Steel
        & Wire                     0.4     5.8      14.1            8.0        NM     18.8            NM
-------------------------------------------------------------------------------------------------------------
      Average Tier II(l)           0.8x    7.6x     14.2x          12.1x     14.6x    10.4x         41.1%
CAN                                0.7x    4.0x      5.9x           9.0x      9.1x     9.6x         (5.3%)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Note 1: Excludes Steel of West Virginia from all averages, Birmingham from all TM averages and Northwestern Steel & Wire and Kentucky Electric from projected CY 1997 and CY 1998 earnings averages.

Source: Publicly available documents; forecasts provided by Zacks, Nelson's and First Call and stock prices as of May 8, 1997.

                                  DILLON READ

                                                                     Project CAN
================================================================================
                                       TIN PURCHASE OF CAN MINORITY PUBLIC STAKE


EXHIBITS
--------

                  DETAILED COMPARABLE STEEL COMPANY ANALYSIS . . . . . . 1

                  SHAREHOLDER PROFILE SUMMARY  . . . . . . . . . . . . . 2





                                  DILLON READ

                                                    Project CAN / Exhibit 2 - 1
================================================================================
SHAREHOLDER PROFILE


===============================================================================

                                     CAN              % of Total           TIN
Institution                       Shares Held      Minority Position   Shares Held
-----------                       -----------      -----------------   -----------
Dimensional Fund Advisors         1,026,399             23.8%              666,486
First Manhattan Co.                 728,275             16.9               148,000
Wilshire Assoc. Inc.                209,362              4.9
Barclays Bank Pic                   169,104              3.9               591,468
Private Capital Management          122,700              2.9               355,600
Mellon Bank Corporation             106,839              2.5               148,108
Zweig/Glaser Advisers                82,800              1.9                99,000
Lighthouse Capital                   77,900              1.8
ANB Investment                       73,100              1.7                76,904
Brandywine Asset Mgmt                31,900              0.7                88,400
                                  ---------             ----             ---------
         Total                    2,628,379             61.0%            2,173,966
                                  =========             ====             =========


Note: Shaded area indicates overlapping ownership with TIN shareholders.
Source: CDA/Spectrum as of December 31, 1996.



                                        DILLON READ